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Automatic Data Processing, Inc.

(Name of Registrant as Specified In Its Charter)

William A. Ackman

Veronica M. Hagen

V. Paul Unruh

Pershing Square Capital Management, L.P.

PS Management GP, LLC

Pershing Square, L.P.

Pershing Square II, L.P.

Pershing Square International, Ltd.

Pershing Square Holdings, Ltd.

Pershing Square VI Master, L.P.

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On September 13, 2017, Pershing Square Capital Management, L.P. and certain affiliates issued the following press release:

Pershing Square Responds to ADP Presentation

New York, NY – September 13, 2017 //- Pershing Square Capital Management, L.P. (“Pershing Square”) today issued the following statement in response to ADP’s (NASDAQ: ADP) September 12, 2017, presentation to investors:

On September 12th, ADP unveiled its so-called “Focused Transformation Strategy.” This presentation followed ADP’s September 7th press release in which ADP’s Board and management commented that it has been “highly focused on investing in and transforming the business” for the past six years.

ADP’s “Focused Transformation Strategy” demonstrates a lack of recognition for the enormous value-creation opportunity that exists at ADP. Despite various operational initiatives highlighted throughout the presentation, the Company’s projected results in the presentation suggest that these initiatives will not drive any meaningful margin expansion. In fact, ADP’s projected margin opportunity of 100-200 basis points (bps) over the next three fiscal years (FY18-FY20), or 33-67 bps per annum, represents a decrease in ADP’s projected margin expansion opportunity from its historical 50-75 bps of margin per annum target set out in its 2015 analyst day. Moreover, this de minimis result is driven almost entirely (70-75% according to management’s own estimates) by the inherent operating leverage in the business, with essentially no contribution from initiatives under management’s control. This is not the kind of “transformation” that ADP shareholders deserve.

Wall Street analysts recognize that ADP’s “transformation” plan is disappointing:

“For the first time, ADP gave 3-year guidance in the presentation, but it is exactly consistent with the long-term model they’ve already published (annualized 50-75bps of margin expansion per year). Investors probably won’t like the fact that ADP is showing no flexibility/did not positively revise up the margin guidance and this potentially slightly increases the likelihood of Pershing winning a proxy battle/getting some board seats.”

-	Lisa Ellis, Bernstein, September 12, 2017

On August 17th, Pershing Square presented a detailed presentation highlighting ADP’s significant underperformance and opportunities for improvement. Four weeks later, the Company has yet to respond to the substance of our arguments and the magnitude of the opportunity. In our presentation, we detailed a number of important issues that demand ADP’s immediate attention:

•	ADP’s operational efficiency is substantially below both competitors’ and ADP’s structural potential

○	ADP’s Net Operational Revenue per Employee of $161k is well below the competitor median of $223k

○	ADP’s Gross Profit Margin of 60% is substantially less than the competitor median of 74%

•	ADP’s direct competitor Paychex has Net Operational Adjusted EBIT margins of ~41%, more than double ADP’s Employer Services Adjusted EBIT margins of ~19%. Importantly, while ADP competes with Paychex mostly in the SMB-market, if ADP’s ~$2 billion SMB business had Paychex’s ~41% SMB margin, this would imply that the rest of the Employer Services business earns only ~12% operating margins on $6.5 billion of revenue

•	ADP’s ongoing operational initiatives (notably, its Service Alignment Initiative) address only a small fraction of a much broader operational transformation which should include:

○	Corporate restructuring to reduce management layers (from ~11), expand spans of control (from ~5) and reduce legacy product and business unit silos

○	A comprehensive restructuring of ADP’s sprawling real estate footprint, including multiple corporate headquarters spread across the country

○	Automation of implementation

○	Restructuring of the Company’s support organization which would benefit by products designed for customer self-sufficiency

○	Upgraded back-end technology systems with a corresponding reduction in legacy technology spend

•	ADP’s migrations of customers in its mid-market (~35% of ES revenue) should position the Company for significant operational improvement in this large segment of its business. In fact, ADP’s presentation highlights that the SMB-market migrations drove a doubling of margins in this segment; yet, the Company projects just 0 to 100bps of improvement in margins from its nearly completed mid-market migrations

•	ADP’s growth rate has decelerated and has underachieved its potential, driven in-part by revenue declines in ADP’s enterprise segment

•	Divested assets, including Solera Holdings and CDK Global, provide an actionable road-map for ADP, and demonstrate the power of an expansive “fresh look” at margins

Pershing Square detailed these issues and more in our meeting with the Board on September 5th. Despite that, ADP’s September 12th presentation makes clear that the Board and management are perfectly comfortable with the status quo.

Pershing Square is seeking to replace the three longest-tenured members of the Board who presided over ADP as it has underachieved its potential for years. The directors we seek to replace do not have technology or industry expertise, a criticism ADP has leveled at our Nominees, and include a business school dean, and two former industrial sector CEOs.

Pershing Square’s Nominees for ADP’s Transformation bring a shareholder orientation along with a major ownership stake, fresh perspectives, and relevant expertise in business transformation, corporate restructuring and cost efficiency execution to accelerate the necessary changes required for ADP to achieve its full potential.

Shareholders can send a message to ADP that the status quo is not acceptable and support the Nominees for ADP’s Transformation by voting by Internet, telephone or by signing and dating the GOLD Proxy Card or Voting Instruction Form and mailing it in the postage paid envelope provided. We urge shareholders NOT to vote using any white proxy card or voting instruction forms received from ADP. Please discard the white proxy card.

For additional information, visit our website: www.ADPascending.com.

About Pershing Square Capital Management, L.P.

Pershing Square Capital Management, L.P., based in New York City, is a SEC-registered investment advisor to investment funds.

Media Contact:

Pershing Square

Fran McGill

212 909 2455, McGill@persq.com

Pershing Square Capital Management, L.P. (“Pershing Square”) and certain of its affiliated funds have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying GOLD proxy card to be used to solicit proxies in connection with the upcoming annual meeting of stockholders (the “Annual Meeting”) of Automatic Data Processing, Inc. (the “Company”) and the election of a slate of director nominees at the Annual Meeting (the “Solicitation”). Stockholders are advised to read the proxy statement and any other documents related to the Solicitation because they contain important information, including information relating to the participants in the Solicitation. These materials and other materials filed by Pershing Square with the SEC in connection with the Solicitation are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Pershing Square with the SEC are also available, without charge, by directing a request to Pershing Square’s proxy solicitor, D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005 (Call Collect: (212) 269-5550; Call Toll Free: (866) 342-1635) or email: ADP@dfking.com.

William A. Ackman, Veronica M. Hagen, V. Paul Unruh, Pershing Square, PS Management GP, LLC (“PS Management”), Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd., Pershing Square Holdings, Ltd. and Pershing Square VI Master, L.P. may be deemed “participants” under SEC rules in the Solicitation. William A. Ackman, Pershing Square and PS Management may be deemed to beneficially own the equity securities of the Company described in Pershing Square’s statement on Schedule 13D initially filed with the SEC on August 7, 2017 (the “Schedule 13D”), as it may be amended from time to time. Except as described in the Schedule 13D, none of the individuals listed above has a direct or indirect interest, by security holdings or otherwise, in the Company or the matters to be acted upon, if any, in connection with the Annual Meeting.